Exhibit 99.1

KBS SOR (BVI) HOLDINGS, LTD.
Consolidated Financial Statements
December 31, 2018 (Audited)

KBS SOR (BVI) HOLDINGS, LTD.

AS OF DECEMBER 31, 2018

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - - - - -

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

U.S. dollars in thousands

		December 31,
	Note	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$127,680	$319,686
Rents and other receivables, net		2,496	2,130
Prepaid expenses and other assets		1,424	4,639
Restricted cash		1,013	3,297
Investment in debt instruments, net	7	10,859	-
Due from Owner	11	4,500	-

Investment property held for sale	5(3)	43,758	-

		191,730	329,752
NON-CURRENT ASSETS
Investment properties	5	912,989	834,489
Investment in joint ventures	12	185,684	166,895
Investment in debt instruments, net	7	-	17,751
Financial assets at fair value through profit or loss	6	75,351	93,737
Restricted cash		9,329	7,373

		1,183,353	1,120,245

Total assets		$1,375,083	$1,449,997

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes and bond payable, net	8	$49,957	$117,537
Debentures, net	8	51,903	-
Accounts payable and accrued liabilities		18,950	15,969
Other liabilities		17,312	10,193

Note payable related to property held for sale, net		22,845	-

		160,967	143,699

LONG-TERM LIABILITIES
Notes and bond payable, net	8	327,668	213,190
Debentures, net	8	203,099	272,316
Rental security deposits		3,703	4,306
		534,470	489,812

Total liabilities		695,437	633,511

EQUITY
Owner's net equity		657,049	787,529
Non-controlling interests		22,597	28,957
Total equity		679,646	816,486

Total liabilities and equity		$1,375,083	$1,449,997

The accompanying notes are an integral part of the consolidated financial statements.

March 7, 2019	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

U.S. dollars in thousands

		Years ended December 31,
	Note	2018	2017	2016

Revenues and other income:

Rental income		$71,181	$108,113	$104,000
Tenant reimbursements		12,621	21,710	20,762
Interest income from debt investments		2,018	1,782	3,765
Other operating income		2,812	4,001	3,387

Total revenues and other income		88,632	135,606	131,914

Expenses:
Operating, maintenance, and management fees	14	(29,110)	(42,611)	(41,906)
Real estate taxes and insurance		(11,762)	(17,404)	(16,887)

Total expenses		(40,872)	(60,015)	(58,793)

Gross profit		47,760	75,591	73,121

Fair value adjustment of investment properties, net	5	17,111	4,755	28,926
Loss on deconsolidation		-	(667)	-
Loss on extinguishment of debt		(494)	(478)	-
Provision for loss on debt investments		(2,500)	-	-
Equity in income of unconsolidated joint ventures	12	17,469	24,130	13,462
Asset management fees to affiliate	11	(8,525)	(10,686)	(9,628)
General and administrative expenses		(4,929)	(2,852)	(2,749)

Operating profit		65,892	89,793	103,132

Finance income		1,798	1,021	43
Finance (loss) income from financial assets at fair value through profit or loss		(12,579)	12,640	-
Finance expenses		(31,054)	(37,149)	(29,249)
Foreign currency transaction adjustments, net		10,141	(15,298)	(2,997)

Net income		34,198	51,007	70,929

Net income attributable to owner		$41,320	$48,317	$70,526
Net (loss) income attributable to non-controlling interests		$(7,122)	$2,690	$403
Net income		$34,198	$51,007	$70,929

The accompanying notes are an integral part of the consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

U.S. dollars in thousands

	Years ended December 31,
	2018	2017	2016

Net income	$34,198	$51,007	$70,929

Total comprehensive income	$34,198	$51,007	$70,929

Total comprehensive income attributable to owner	$41,320	$48,317	$70,526

Total comprehensive (loss) income attributable to non-controlling interests	(7,122)	2,690	403

Total comprehensive income	$34,198	$51,007	$70,929

The accompanying notes are an integral part of the consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

U.S. dollars in thousands

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity

Balance at January 1, 2016	$419,267	$389,168	$—	$808,435	$104,622	$913,057

Net income	—	70,526	—	70,526	403	70,929

Total comprehensive income	—	70,526	—	70,526	403	70,929
Dividends to Owner	—	(51,700)	—	(51,700)	—	(51,700)
Distributions to Owner	(27,087)	—	—	(27,087)	—	(27,087)
Contributions from Owner	20,907	—	—	20,907	—	20,907
Acquisitions of non-controlling interests	—	—	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	—	—	—	—	803	803
Distributions to non-controlling interests	—	—	—	—	(80)	(80)

Balance at December 31, 2016	413,087	407,994	41,631	862,712	26,131	888,843

Net income	—	48,317	—	48,317	2,690	51,007

Total comprehensive income	—	48,317	—	48,317	2,690	51,007
Dividends to Owner	—	(123,500)	—	(123,500)	—	(123,500)
Non-controlling interests contributions	—	—	—	—	158	158
Distributions to non-controlling interests	—	—	—	—	(22)	(22)

Balance at December 31, 2017	413,087	332,811	41,631	787,529	28,957	816,486

Net income	—	41,320	—	41,320	(7,122)	34,198
Total comprehensive income	—	41,320	—	41,320	(7,122)	34,198
Dividends to Owner	—	(171,800)	—	(171,800)	—	(171,800)
Non-controlling interests contributions	—	—	—	—	762	762

Balance at December 31, 2018	$413,087	$202,331	$41,631	$657,049	$22,597	$679,646

The accompanying notes are an integral part of the consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands	Years Ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities:
Net income	$34,198	$51,007	$70,929
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint ventures	(17,469)	(24,130)	(13,462)
Fair value adjustment on investment properties, net	(17,111)	(4,755)	(28,926)
Loss on deconsolidation	-	667	-
Loss on extinguishment of debt	494	478	-
Provision for loss on debt investments	2,500	-	-
Deferred rent	(4,736)	(2,416)	(3,084)
Bad debt expense	161	724	658
Financing expense, net	31,054	37,149	29,249
Financing income, net	(1,798)	(1,021)	(43)
Finance loss (income) from financial assets at fair value through profit or loss	12,579	(12,640)	-
Interest income from debt instruments, net	(2,018)	(1,782)	(3,812)
Foreign currency transaction gain, net	(10,141)	15,298	2,997
	27,713	58,579	54,506
Changes in assets and liabilities:
Restricted cash	2,272	(275)	(3,546)
Rents and other receivables	(705)	(755)	(577)
Prepaid expenses and other assets	(1,007)	204	(1,780)
Accounts payable and accrued liabilities	3,008	(3,301)	2,023
Rental security deposits	(603)	(2,288)	1,967
Other liabilities	73	(2,455)	439
Lease incentive additions	(1,109)	(482)	(1,164)
	1,929	(9,352)	(2,638)
Net cash provided by operating activities	29,642	49,227	51,868
Cash Flows from Investing Activities:
Acquisitions of investment properties	(312,348)	(165,465)	(293,832)
Improvements to investment properties	(37,423)	(47,679)	(38,915)
Proceeds from sales of investment properties, net	248,834	834,480	-
Deferred proceeds related to sale of real estate	1,390	1,728	-
Reimbursement of construction costs	1,636	-	-
Deconsolidation of 353 Sacramento *)	-	37,900	-
Escrow deposits for future real estate purchases	-	-	(2,000)
Investments in debt investments, net	-	(12,514)	(4,625)
Repayment of debt investments	4,500	-	27,850
Proceeds from insurance claims	-	3,540	256
Distributions of capital from investment in joint venture	-	58,170	-
Investment in unconsolidated joint venture	(1,320)	-	(2,820)
Investments in financial assets at fair value through profit or loss, net	(30,609)	(43,308)	-
Distribution from financial assets at fair value through profit or loss	2,627	3,704	-
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	27,786	-	-
Purchase of interest rate cap	(163)	(107)	(15)
Purchase of derivative financial instrument	-	(3,434)	-
Proceeds from termination of derivative financial instrument	-	6,557	-
Interest income received	3,713	1,900	3,745
Dividend income received from financial assets at fair value through profit or loss	6,176	2,189	-
Restricted cash released or (deposited) for capital expenditures	-	9,599	(7,171)
Funding for development obligations	(1,170)	-	(2,575)
Due from Owner	(4,500)	-	-
Net cash provided by (used in) from investing activities	(90,871)	687,260	(320,102)
The accompanying notes are an integral part of the consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Years Ended December 31,
	2018	2017	2016
Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	$223,425	$187,204	$564,336
Principal payments on notes and bond payable	(152,516)	(477,089)	(154,802)
Payments of deferred financing costs	(3,390)	(2,376)	(12,377)
Interest paid	(27,029)	(32,688)	(20,756)
Repayments to Parent Company	—	—	(5,512)
Borrowings from Parent Company	—	—	4,375
Restricted cash for debt service obligations	—	—	(5,595)
Non-controlling interests contributions	762	158	803
Distributions to non-controlling interests	—	(22)	(80)
Acquisition of non-controlling interests	—	—	(37,986)
Dividends to Owner	(171,800)	(123,500)	(51,700)
Distributions to Owner	—	—	(27,087)
Contributions from Owner	—	—	20,907
Other financing proceeds, net	—	—	647

Net cash (used in) provided by financing activities	(130,548)	(448,313)	275,173

Effect of exchange rate changes on cash and cash equivalents	(229)	5	3,496
Net (decrease) increase in cash and cash equivalents	(192,006)	288,179	10,435
Cash and cash equivalents, beginning of period	319,686	31,507	21,072

Cash and cash equivalents, end of period	127,680	319,686	31,507

Supplemental Disclosure of Noncash Activities:

Application of escrow deposits to acquisition of real estate	$—	$2,000	$—
Increase in accrued improvements to real estate	$—	$—	$3,328
Increase in lease commission payable	$345	$—	$473
Increase in restricted cash related to property insurance proceeds	$—	$—	$2,197
Increase to development obligations related to sales of real estate	$—	$3,816	$—
Increase (decrease) in restricted cash in connection with development obligations	$2,377	$183	$(2,926)
SREIT units received in connection with the Singapore Transaction	$—	$38,720	$—

*)    Proceeds from sale of investment in previously consolidated subsidiary (353 Sacramento):

Working capital (excluding cash and cash equivalents)	$—	$(256)	$—
Investment property	$—	$174,357	$—
Note payable, net	$—	$(87,132)	$—
Loss on deconsolidation	$—	$(667)	$—
Investment in joint venture	$—	$(48,402)	$—
	$—	$37,900	$—

The accompanying notes are an integral part of the consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL

Definitions in these financial statements:

The Company	-	KBS SOR (BVI) Holdings, Ltd.

The Group	-	The Company and its Subsidiaries

Operating Partnership	-	KBS Strategic Opportunity Limited Partnership

Subsidiaries	-	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

Joint ventures	-	Companies in which the Company has joint control are accounted for in the consolidated financial statements of the Company using the equity method.

Investees	-	Subsidiaries and Joint ventures.

Related parties	-	As defined in IAS 24.

Interested parties and controlling shareholder	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Dollar	-	United States dollar or USD.

KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans and real estate equity securities.

The Company is a wholly-owned subsidiary of KBS Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. KBS Strategic Opportunity REIT, Inc. ("KBS REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. KBS Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. KBS REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of KBS REIT.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL (Cont.)

As of December 31, 2018, the Company owned six office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, one retail property, two apartment properties (of which one apartment property was held for sale), three investments in undeveloped land with approximately 1,000 developable acres, two investments in unconsolidated joint ventures, four investments in financial assets at fair value through profit or loss and one investment in a debt investment.

During the years ended December 31, 2018, 2017 and 2016, the Company declared and paid $171.8 million, $123.5 million and $51.7 million of dividends to the Owner, respectively.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.    Basis of presentation of the consolidated financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The consolidated financial statements have been prepared on a cost basis, except for investment properties, financial assets and liabilities (including derivative instruments) and financial assets at fair value through profit and loss, that are presented at fair value and investments in joint ventures, which are presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated.

b.    The operating cycle:

The operating cycle of the company is one year.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.    Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company. Profit or loss and components of other comprehensive income are attributed to the Company and to non-controlling interests. Losses are attributed to non-controlling interests even if they result in a negative balance of non-controlling interests in the consolidated statement of financial position.

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made.

Upon disposal of a subsidiary while losing control, the Company:

-    Derecognizes the assets and liabilities of the subsidiary.
-     Derecognizes the balance in the financial statements of the non-controlling interests.
-     Recognizes the fair value of the consideration received.
-     Recognizes the fair value of any remaining investment.
-    Recognizes any difference created (surplus or deficit) as profit or loss.

d.    Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date with the addition of non-controlling interests in the acquiree. In each business combination, the Company chooses whether to measure the non-controlling interests in the acquiree based on their fair value on the acquisition date or at their proportionate share in the fair value of the acquiree's net identifiable assets.

Direct acquisition costs are carried to the statement of profit or loss as incurred.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In a business combination achieved in stages, equity interests in the acquiree that had been held by the acquirer prior to obtaining control are measured at the acquisition date fair value while recognizing a gain or loss resulting from the revaluation of the prior investment on the date of achieving control.

Goodwill, if any, is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed. If the resulting amount is negative, the acquirer recognizes the resulting gain on the acquisition date.

Consideration paid in transactions which are accounted for as an asset acquisition rather than business combination is allocated to assets acquired and liabilities assumed based on relative fair value approach. Acquisition fees and expenses are capitalized into the cost basis of an asset acquisition. Additionally, during the time in which the Company is incurring costs necessary to bring these investments to their intended use, certain costs such as legal fees, real estate taxes and insurance and financing costs are also capitalized.

e.    Investment in joint arrangements:

Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

Joint ventures:

In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method.

f.    Investments accounted for using the equity method:

The Company's investments in joint ventures are accounted for using the equity method.

Under the equity method, the investment in the joint venture is presented at cost with the addition of post-acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the joint venture. Gains and losses resulting from transactions between the Company and the associate or the joint venture are eliminated to the extent of the interest in the associate or in the joint venture.

Goodwill relating to the acquisition of an associate or a joint venture is presented as part of the investment in the associate or the joint venture, measured at cost and not systematically amortized. Goodwill is evaluated for impairment as part of the investment in the associate or in the joint venture as a whole.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The financial statements of the Company and of the joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the joint venture are uniform and consistent with the policies applied in the financial statements of the Company.

The equity method is applied until the loss of joint control of the joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in a joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or part of the investment in a joint venture that is classified as held for sale. Any portion of this investment that is not classified as held for sale continues to be accounted for using the equity method.

At the date of the loss of material influence or joint control, the Company measures any investment remaining in the joint venture at fair value and recognizes the difference between the consideration from disposal of the joint venture and the fair value of the remaining investment and the carrying amount of the investment realized at that date in profit or loss.

g.    Functional currency, presentation currency and foreign currency:

1.    Functional currency and presentation currency:

The functional and presentation currency of the financial statements is the US dollar.

The Company determines the functional currency of each Group entity, including companies accounted for using the equity method.

2.    Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.    Cash and cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Company's cash management.

i.    Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

j.	Allowance for doubtful accounts (the accounting policy in effect until the Company adopted IFRS 9 effective January 1, 2017):

The allowance for doubtful accounts is determined in respect of specific trade receivables whose collection, in the opinion of the Company's management, is doubtful. In respect of trade receivables for which a specific allowance has not been recorded, the Company also recognizes an allowance for those receivables that are collectively assessed for impairment based on their credit risk characteristics. Impaired receivables are derecognized when they are assessed as uncollectible.

k.    Revenue recognition:

The company adopted IFRS 15 Revenue from contracts with customers using the modified retrospective method of adoption with the date of initial application of 1 January 2018. Such initial application did not have a significant effect on the company's financial statements.

Revenues are recognized in profit or loss when the revenues can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the Company and the costs incurred or to be incurred in respect of the transaction can be measured reliably. When the Company acts as a principal and is exposed to the risks associated with the transaction, revenues are presented on a gross basis. When the Company acts as an agent and is not exposed to the risks and rewards associated with the transaction, revenues are presented on a net basis.

Following are the specific revenue recognition criteria which must be met before revenue is recognized:

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Real Estate:

The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and records amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant's rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company makes estimates of the collectability of its tenant receivables related to base rents, including deferred rent, expense reimbursements and other revenue or income. Management specifically analyzes accounts receivable, deferred rents receivable, historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, management makes estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt reserve for the tenant's receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Investment in Debt Instruments:

Interest income on the Company's investments in debt instruments are recognized on an accrual basis over the life of the investment using the effective interest method. Direct loan origination or acquisition fees and costs, as well as acquisition premiums or discounts, are amortized over the term of the loan as an adjustment to interest income. The Company places investments measured at amortized cost on nonaccrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When an investment is placed on non-accrual status, the Company reserves for any unpaid accrued interest and generally does not recognize subsequent interest income until cash is received, or the investment returns to accrual status. The Company will resume the accrual of interest if it determines the collection of interest, according to the contractual terms of the investment, is probable.

The Company generally recognizes income on impaired loans on either a cash basis, where interest income is only recorded when received in cash, or on a cost-recovery basis, where all cash receipts are applied against the carrying value of the loan. The Company considers the collectability of the loan's principal balance in determining whether to recognize income on impaired loans on a cash basis or a cost-recovery basis.

Real Estate Equity Securities:

Dividend income from real estate equity securities included in financial assets at fair value through profit or loss are recognized on an accrual basis based on eligible shares as of the ex-dividend date.

Cash and Cash Equivalents:

The Company recognizes interest income on its cash and cash equivalents as it is earned and records such amounts as finance income.

Insurance proceeds for Property Damages:

The Company maintains an insurance policy that provides coverage for property damages and business interruption.  Losses due to physical damages are recognized during the accounting period in which they occur, while the amount of monetary assets to be received from the insurance policy is recognized when receipt of insurance recoveries become receivable.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.    Financial instruments:

1.    Financial assets:

Financial assets are classified at initial recognition at fair value plus transaction costs that can be directly attributed to the purchase of the financial asset, except in the case of a financial asset measured at fair value through profit or loss, in respect of which transaction costs are recognized directly to profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s following characteristics:

(a)    The Group’s business model for managing financial assets, and;
(b)    the contractual cash flow characteristics of the financial asset.

1a)     The company measures debt instrument at amortised cost if:

The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and; the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

In addition, on the date of initial recognition, a company may designate a debt instrument as measured at fair value through profit or loss if such designation eliminates or significantly reduces inconsistencies in measurement or recognition, for example if the related financial liabilities are also measured at fair value through profit or loss.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

1b)	The company measures debt instrument at fair value through other comprehensive income if:

The company's business model is with the objective of both holding to collect contractual cash flows and selling, and; the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.
Subsequent to initial recognition, financial instruments in this group are measured at fair value. Gains or losses arising from adjustments to fair value, other than interest and exchange rate differentials, are recognized in other comprehensive income.

1c)	The company measures debt instrument at fair value through profit or loss if:

A financial asset that is a debt instrument and does not meet the criteria for measuring it at amortized cost or at fair value through other comprehensive income. Subsequent to initial recognition, the financial asset is measured at fair value when gains or losses from fair value adjustments are recognized in profit or loss.

1d)	Equity instruments and other financial assets held for trading:

Investments in equity instruments does not meet the above criteria and are therefore measured at fair value through profit or loss.

Other financial assets held for trading such as derivatives, including embedded derivatives that were separated from a host contract, will be measured at fair value through profit or loss unless they are designated as instruments for effective hedging.

In respect of equity instruments that are not held for trading, at the date of initial recognition, the Company made an unalterable choice, to present them in other comprehensive income, subsequent changes in fair value that would otherwise not been measured at fair value through profit or loss. These changes will not be carried to future profit or loss even when the investment is derecognized.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.    Impairment of financial assets:

The Company examines at each reporting date the provision for loss in respect of financial debt instruments that are not measured at fair value through profit or loss.

The Company distinguishes between two situations of recognition of a provision for loss;

2a)
Debt instruments where there has been no significant deterioration in the quality of their credit since the initial recognition or in cases where the credit risk is low - the provision for loss recognized for this debt instrument will take into account projected credit losses in the 12-month period following the reporting date;

2b)
Debt instruments with significant deterioration in their credit quality since their initial recognition and for which the credit risk is not low, the provision for a loss to be recognized will take into account anticipated credit losses - over the remaining life of the instrument.

The Company implements the relief prescribed in the Standard, according to which it assumes that the credit risk of a debt instrument did not increase significantly from the date of initial recognition if it was determined at the reporting date that the instrument has a low credit risk, for example when the instrument has an external rating of "investment grade".

Impairment in respect of debt instruments measured at amortized cost will be carried to profit or loss against provision, while impairment in respect of debt instruments measured at fair value through other comprehensive income will be charged against a capital reserve and will not reduce the book value of the financial asset in the statement of financial position.

The Company has financial assets with short credit periods such as customers, for which it is entitled to implement the relief prescribed in the model, i.e., the Company will measure the provision for loss in an amount equal to expected credit losses throughout the life of the instrument. The Company chose to apply the relief regarding these financial assets.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

3.    Derecognition of financial assets:

The company derecognizes financial asset when and only when:

3a)	The rights to receive cash flows from the asset have expired, or;

3b)
The Company transfers substantially all the risks and rewards deriving from the contractual rights to receive the cash flows from the financial asset or when some of the risks and rewards in the transfer of the financial asset remain with the Company, but it may be said that it transferred the control over the asset.

3c)
The Company retains the contractual rights to receive the cash flows deriving from the financial asset, but assumes a contractual obligation to pay these cash flows in full to a third party, without material delay.

When the Company transferred its rights to receive cash flows from the asset but did not transfer and did not materially leave all the risks and rewards associated with the asset and did not transfer the control over the asset, a new asset is recognized according to the extent of the Company's continued involvement in the asset.

Continuing involvement by way of a guarantee to the transferred asset is measured at the lower of the asset's original balance in the financial statements and the maximum amount of consideration that the company may be required to pay back (the guarantee amount).

When the Company continues to recognize the asset in accordance with its continuing involvement in the asset, the Company also recognizes a related liability. The related liability is measured in such a way that the net carrying amount of the transferred asset and related liability is:

a)	The amortized cost of the rights and obligations left by the company if the transferred asset is measured at amortized cost; or

b)	Equivalent to the fair value of the rights and obligations remaining in the Company, when measured on a separate basis, if the transferred asset is measured at fair value.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

4.    Financial liabilities:

4a)     Financial liabilities measured at amortized cost

At initial recognition, the company measures financial liabilities at fair value net of directly attributable transaction costs.
After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method except:

a)	Financial liabilities at fair value through profit or loss such as derivatives;

b)	Financial liabilities incurred when the transfer of a financial asset is not eligible for derecognition or where the continuing involvement approach applies;

c)	Financial guarantee contracts;

d)	Obligations to grant a loan at an interest rate lower than the market interest rate;

e)	Contingent consideration recognized by an acquirer in a business combination to which IFRS 3 applies.

4b)     Financial liabilities measured at fair value through profit or loss

At initial recognition, the Company measures financial liabilities that are not measured at amortized cost at fair value, with transaction costs recognized in profit or loss.

After initial recognition, changes in fair value are charged to profit or loss.

5.    Derecognition of financial liabilities:

The Company derecognises a financial liability when and only when, it is extinguished - i.e. when the obligation defined in the contract is discharged or canceled or expires.

A financial liability is extinguished when the debtor repays the liability by paying cash, other financial assets, goods or services, or is legally released from the liability.

In the event of a change in the terms of an existing financial liability, the Company examines whether the terms of the liability are materially different from the existing conditions.

When a material change is made in the terms of an existing financial liability, the change is treated as derecognition of the original liability and recognition of a new liability. The difference between the balance of these two liabilities in the financial statements is recognised at profit or loss.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

If the change is immaterial, the Company updates the amount of the liability, i.e., capitalizing the new cash flows at the original effective interest rate, with the differences recognized in profit or loss.

When examining whether this is a material change in the terms of an existing liability, the Company takes into consideration qualitative and quantitative considerations.

6.    Hedge accounting:

The Company enters into contracts with derivative financial instruments such as forward currency contracts for foreign currency transactions and interest rate swap (IRS) to hedge its risks associated with fluctuations in foreign currency exchange rates and interest rates.

Gains or losses arising from changes in the fair value of derivatives not used for hedging purposes are recognized immediately in profit or loss.

m.    Deferred Financing Costs:

Deferred financing costs represent commitment fees, loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the statement of financial position as a direct deduction from the carrying value of the associated debt liability. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs to the refinanced debt. Deferred financing costs incurred before an associated debt liability is recognized are included in prepaid and other assets on the statement of financial position. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

n.    Taxes on income:

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount was not material as of December 31, 2018 and 2017.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.    Leases:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17.

The Company as lessor:

Operating leases:

Lease agreements are classified as an operating lease if they do not transfer substantially all the risks and benefits incidental to ownership of the leased asset. Rental income is accounted for on a straight-line basis over the lease term.

p.    Investment property:

An investment property is property (land or a building or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment property is measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment property are included in profit or loss when they arise. Investment property is not systematically amortized.

In determining the fair value of investment property, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.    Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

r.    Provisions:

A provision in accordance with IAS 37 is recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 3:	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

-    Investment properties

Investment property that can be reliably measured is presented at fair value at the reporting date. Changes in its fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the suitable discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property.

In determining the fair value of investment property, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment property may lead to a change in fair value.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 3:	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (Cont.)

-    Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel's best professional judgment, taking into account the stage of proceedings and legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.

-    Determining the fair value of an unquoted financial asset:

The fair value of unquoted financial assets in Level 3 of the fair value hierarchy is determined using valuation techniques, generally using future cash flows discounted at current rates applicable for items with similar terms and risk characteristics. Changes in estimated future cash flows and estimated discount rates, after consideration of risks such as liquidity risk, credit risk and volatility, are liable to affect the fair value of these assets.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:	DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION

a.    IFRS 16, "Leases":

In January 2016, the IASB issued IFRS 16, "Leases" ("the new Standard"). According to the new Standard, a lease is a contract, or part of a contract, that conveys the right to use an asset for a period of time in exchange for consideration.

According to the new Standard:

•
Lessees are required to recognize an asset and a corresponding liability in the statement of financial position in respect of all leases (except in certain cases) similar to the accounting treatment of finance leases according to the existing IAS 17, "Leases".

•
Lessees are required to initially recognize a lease liability for the obligation to make lease payments and a corresponding right-of-use asset. Lessees will also recognize interest and depreciation expenses separately.

•
Variable lease payments that are not dependent on changes in the Consumer Price Index ("CPI") or interest rates, but are based on performance or use (such as a percentage of revenues) are recognized as an expense by the lessees as incurred and recognized as income by the lessors as earned.

•
In the event of change in variable lease payments that are CPI-linked, lessees are required to remeasure the lease liability and the effect of the remeasurement is an adjustment to the carrying amount of the right-of-use asset.

•
The new Standard includes two exceptions according to which lessees are permitted to elect to apply a method similar to the current accounting treatment for operating leases. These exceptions are leases for which the underlying asset is of low value and leases with a term of up to one year.

•	The accounting treatment by lessors remains substantially unchanged, namely classification of a lease as a finance lease or an operating lease.

The new Standard is effective for annual periods beginning on or after January 1, 2019. Earlier application is permitted provided that IFRS 15, "Revenue from Contracts with Customers", is applied concurrently.

For leases existing at the date of transition, the new Standard permits lessees to use either a full retrospective approach, or a modified retrospective approach, with certain transition relief whereby restatement of comparative data is not required.

The Company does not expect the new Standard to have a material impact on the financial statements.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:	DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION (Cont.)

b.    Annual Improvements 2015-2017 Cycle

In December 2017 the IASB issued the following amendments as part of the Annual Improvements 2015-2017 Cycle. The following are the main amendments:

Relevant standards	Main amendments
IFRS 3
The amendment clarifies that when a joint venture partner obtains control of the joint operation and the joint operation constitutes a business (as defined in IFRS 3), it must measure the existing rights in the joint operation at fair value.

IFRS 11	The amendment clarifies that a party to a joint activity that first achieves joint control of the activity will not revalue the previous rights that it held in the joint activity.
IAS 23
The amendment clarifies that credit that was taken directly to the construction of a qualifying asset will be classified for capitalization of borrowing costs to other eligible assets as general credit of the Company, where the qualifying asset is taken for credit, ready for use or sale, and the credit has not yet been repaid.

The amendments will be implemented starting from the annual periods commencing on January 1, 2019. Early adoption of each of the amendments separately is possible, with appropriate disclosure. The Company does not expect the amendments to have a material impact on the financial statements.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES

As of December 31, 2018, the Company owned six office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land and one retail property encompassing, in the aggregate, approximately 3.0 million rentable square feet. As of December 31, 2018, these properties were 74% occupied. In addition, the Company owned two apartment properties (one of which was held for sale as of December 31, 2018 as described in note 5 (3) below) containing 383 units and encompassing approximately 0.3 million rentable square feet, which were 94% occupied. The Company also owned three investments in undeveloped land with approximately 1,000 developable acres.

The following table provides summary information regarding the Company's investment properties (including the one apartment property that was held for sale) as of December 31, 2018 and 2017 (in thousands):

	Date Acquired or Foreclosed on				Fair Value as of December 31,		Ownership %
Property		City	State	Property Type	2018	2017

Richardson Office Portfolio	11/23/2011	Richardson	TX	Office	$78,414	$80,545	90%
Undeveloped Land	11/23/2011	Richardson	TX	Undeveloped Land	11,950	18,120	90%

Total Richardson Portfolio					90,364	98,665

Park Highlands	12/30/2011	North Las Vegas	NV	Undeveloped Land	131,443	138,840	100%	(1)
Park Highlands II	12/10/2013	North Las Vegas	NV	Undeveloped Land	45,214	38,548	100%	(1)
Burbank Collection	12/12/2012	Burbank	CA	Retail	27,497	30,361	90%
Park Centre	03/28/2013	Austin	TX	Office	32,394	36,526	100%
Central Building(2)	07/10/2013	Seattle	WA	Office	-	62,614	(2)
1180 Raymond	08/20/2013	Newark	NJ	Apartment	60,634	59,254	100%
424 Bedford (3)	01/31/2014	Brooklyn	NY	Apartment	43,758	47,992	90%
Richardson Land II	09/04/2014	Richardson	TX	Undeveloped Land	6,570	6,570	90%
Westpark Portfolio (4)	05/10/2016	Redmond	WA	Office/Flex/Industrial	-	145,297	(4)
Crown Pointe	02/14/2017	Dunwoody	GA	Office	92,600	86,740	100%
125 John Carpenter	09/15/2017	Irving	TX	Office	96,901	83,082	100%
Marquette Plaza (5)	03/01/2018	Minneapolis	MN	Office	96,352	-	100%
City Tower (6)	03/06/2018	Orange	CA	Office	158,256	-	100%
Eight & Nine Corporate Centre (7)	06/08/2018	Franklin	TN	Office	74,764	-	100%

					$956,747	$834,489
Held for Sale					(43,758)	-
					$912,989	$834,489

(1)
The Company owns 100% of the common members’ equity of Park Highlands and Park Highlands II. On September 7, 2016, a subsidiary of the Company that owns a portion of Park Highlands and Park Highlands II, sold 820 units of 10% Class A non-voting preferred membership units for $0.8 million to accredited investors. The amount of the Class A non-voting preferred membership units raised, net of offering costs, is included in other liabilities on the accompanying consolidated statement of financial position.

During 2018, the Company sold an aggregate of 124 acres of Park Highlands undeveloped land for an aggregate sales price, net of closing credits and costs, of $22.5 million (which is close to the book value). The purchasers were not affiliated with the Company or KBS Capital Advisors LLC (the “Advisor”), the Company’s external advisor.

(2)
On July 17, 2018, the Company sold the Central Building for $67.5 million, before closing costs, to purchasers unaffiliated with the Company or the Advisor. The sale resulted in a $1.6 million gain recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

(3)
As of December 31, 2018, 424 Bedford was held for sale. On January 11, 2019, the Company sold 424 Bedford for $43.8 million (which is close to the book value), before closing costs, to purchasers unaffiliated with the Company or the Advisor.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

(4)
On November 30, 2018, the Company, through an indirect wholly owned subsidiary, sold the Westpark Portfolio to Keppel-KBS Westpark, LLC, a wholly owned subsidiary of the SREIT. The sale price, net of closing credits, of the Westpark Portfolio was $166.4 million, before third-party closing costs and disposition fees payable to the Company’s external advisor. The sale resulted in a $8.5 million gain recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

(5)
On March 1, 2018, the Company, through an indirect wholly owned subsidiary, acquired an office property containing 522,656 rentable square feet located on 2.5 acres of land in Minneapolis, Minnesota (“Marquette Plaza”). The purchase price of Marquette Plaza was $89.4 million, net of closing costs and credits.

(6)
On March 6, 2018, the Company, through an indirect wholly owned subsidiary, acquired an office building containing 431,007 rentable square feet located on approximately 4.9 acres of land in Orange, California (“City Tower”). The purchase price of City Tower was $148.8 million, net of closing costs and credits.

(7)
On June 8, 2018, the Company, through an indirect wholly owned subsidiary, acquired an office building consisting of two buildings containing an aggregate of 311,864 rentable square feet located on approximately 27.6 acres of land in Franklin, Tennessee (“Eight & Nine Corporate Centre”). The purchase price of Eight & Nine Corporate Centre was $74.2 million, net of closing costs and credits.

The following are the movements in the investment properties:

	2018	2017

Balance as of January 1	$834,489	$1,660,475

Acquisitions	312,348	167,465
Improvements	29,227	40,308
Lease incentives, net	6,013	2,789
Lease commission costs	6,393	6,254
Disposals	(248,834)	(873,200)
Deconsolidation	-	(174,357)
Fair value adjustments, net	17,111	4,755

	956,747	834,489
Held for Sale	(43,758)	-
Balance as of December 31	$912,989	$834,489

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

Operating Leases:

Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2018, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 13.4 years with a weighted-average remaining term of 4.9 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts.

Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash and assumed in real estate acquisitions or foreclosures related to tenant leases are included in rental security deposits in the accompanying consolidated statements of financial position and totaled $3.7 million and $4.3 million as of December 31, 2018 and 2017, respectively.

During the years ended December 31, 2018, 2017 and 2016, the Company recognized deferred rent from tenants of $4.7 million, $2.4 million and $3.1 million, respectively, net of lease incentive amortization. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

As of December 31, 2018 and 2017, the future minimum rental income from the Company's properties, excluding apartment leases, under non-cancelable operating leases was as follows (in thousands):

	December 31,
	2018	2017

First year	$52,261	$40,535
Second year	50,946	37,646
Third year	46,439	32,830
Fourth year	40,071	27,164
Fifth year	34,839	22,002
Thereafter	104,476	63,391

	$329,032	$223,568

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

As of December 31, 2018, the Company's commercial real estate properties were leased to approximately 250 tenants over a diverse range of industries and geographic areas. The Company's highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Health Care and Social Services	16	$6,716	12.1%
Insurance	21	5,997	10.8%
		$12,713	22.9%

(1) Annualized base rent represents annualized contractual base rental income as of December 31, 2018, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

No other tenant industries accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time.

Geographic Concentration Risk:

As of December 31, 2018, the Company's investment properties in Texas, California and Nevada represented 16.5%, 13.5% and 12.8% of the Company's total assets, respectively.  As a result, the geographic concentration of the Company's portfolio makes it particularly susceptible to adverse economic developments in the Texas, California and Nevada real estate markets.  Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect the Company's operating results and its ability to repay the bonds.

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

REAL ESTATE EQUITY SECURITIES

As of December 31, 2018, the Company owned three investments in real estate equity securities. The following table sets forth the number of shares owned by the Company and the related carrying value of the shares as of December 31, 2018 and December 31, 2017 (dollars in thousands):

	December 31, 2018		December 31, 2017
Real Estate Equity Security	Number of Shares Owned	Total Carrying Value	Number of Shares Owned	Total Carrying Value
Whitestone REIT	1,781,894	$21,846	3,603,189	$51,922
Keppel-KBS US REIT	56,979,352	34,757	43,999,500	38,141
Franklin Street Properties Corp.	2,772,529	17,273	—	—
	61,533,775	$73,876	47,602,689	$90,063

During the year ended December 31, 2018, the Company purchased 2,772,529 shares of common stock of Franklin Street Properties Corp. (NYSE Ticker: FSP) for an aggregate purchase price of $22.3 million.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

During the year ended December 31, 2018, the Company purchased 165,000 shares of common stock of Whitestone REIT (NYSE Ticker: WSR) for an aggregate purchase price of $1.9 million. Also during the year ended December 31, 2018, the Company sold 1,986,295 shares of common stock of Whitestone REIT for an aggregate sale price of $27.8 million.

On November 8, 2017, the Company acquired 43,999,500 shares of common units of Keppel-KBS US REIT (SGX Ticker: CMOU) in connection with the sale of 11 properties to various subsidiaries of Keppel-KBS US REIT (the “SREIT”). On November 26, 2018, the SREIT issued an aggregate of 186,236,224 common units of the SREIT as a result of their renounceable and underwritten rights issue. The Company purchased 12,979,852 common units of the SREIT for $6.5 million in connection with this offering, maintaining its 7% ownership interest.

The Company's investments in real estate equity securities are classified as financial assets at fair value through profit and loss on the accompanying consolidated statements of financial position as the Company intends to hold the securities for the purpose of collecting dividend income and for longer term price appreciation. These investments are carried at their estimated fair value based on quoted market prices for the security. Unrealized gains and losses are reported in finance (loss) income from financial assets at fair value through profit or loss.

During the years ended December 31, 2018 and 2017, the Company recognized $6.0 million and $2.5 million, respectively, of dividend income from real estate equity securities, included in finance (loss) income from financial assets at fair value through profit or loss.

NIP JOINT VENTURE

On May 18, 2012, the Company, through an indirect wholly owned subsidiary, entered into a joint venture (the "NIP Joint Venture") with OCM NIP JV Holdings, L.P. and HC KBS NIP JV, LLC ("HC-KBS"). As of December 31, 2018, the NIP Joint Venture owned two industrial properties and a master lease with respect to another industrial property encompassing 1.4 million square feet. The Company made an initial capital contribution of $8.0 million which represents less than a 5.0% ownership interest in the NIP Joint Venture as of December 31, 2017. The Company has virtually no influence over the NIP Joint Venture's operations, financial policies or decision making. Accordingly, the Company is accounting for its investment in the NIP Joint Venture as a financial asset at fair value through profit or loss. The carrying value of the Company’s investment in the NIP Joint Venture was $1.5 million and $3.7 million at December 31, 2018 and 2017, respectively.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

During the year ended December 31, 2018, the Company received aggregate distributions of $2.6 million related to its investment in the NIP Joint Venture. The Company recognized $0.4 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $2.2 million of return of capital from the NIP Joint Venture. During the year ended December 31, 2017, the Company received a distribution of $3.7 million related to its investment in the NIP Joint Venture. The Company recognized $2.1 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $1.6 million of return of capital from the NIP Joint Venture. During the year ended December 31, 2016, the Company did not receive any distributions related to its investment in the NIP Joint Venture.

NOTE 7:	INVESTMENTS IN DEBT INSTRUMENTS, NET

Battery Point Series B Preferred Units:

On October 28, 2016, the Company, through an indirect wholly owned subsidiary, entered into a purchase agreement to purchase up to an aggregate of 25,000 units of Series B Preferred Units (the “Preferred Units”) of Battery Point Trust LLC (“Battery Point”), over a six-month period at a per-unit price of $1,000. As of December 31, 2018, the Company owned 13,000 Preferred Units and under no obligation to purchase additional Preferred Units. The Preferred Units are entitled to the payment of quarterly distributions at the following annual rates: 7.0% for the period commencing October 28, 2016 through April 28, 2017; 9.0% for the period commencing April 29, 2017 through April 28, 2018; and 12.0% for the period commencing April 29, 2018 through October 28, 2019.

As of December 31, 2018 and 2017, the Company owned debt investments. The information for the debt investments as of December 31, 2018 and 2017 is set forth below (in thousands):

Debt Investment	Date Acquired	Debt Securities Type	Outstanding Principal Balance as of December 31, 2018(1)	Book Value as of December 31, 2018(2)	Book Value as of December 31, 2017	Contractual Interest Rate (3)	Annualized Effective Interest Rate (3)	Maturity Date
Battery Point Series B Preferred Units	10/28/2016 / 03/30/2017 / 05/12/2017	Series B Preferred Units	$13,000	$10,859	$17,751	12.0%	11.4%	10/28/2019

(1)
Outstanding principal balance as of December 31, 2018 represents principal balance outstanding under the debt investments. The outstanding principal balance as of December 31, 2017 was $17.5 million. On October 31, 2018, the Company received a partial principal prepayment of debt investment in the amount of $4.5 million.

(2)
Book value of the debt investments represents outstanding principal balance adjusted for unamortized acquisition discounts, origination fees and direct origination and acquisition costs, additional interest accretion and provision for loss.

(3)
Contractual interest rate is the stated interest rate on the face of the debt investment.  Annualized effective interest rate is calculated as the actual interest income recognized in 2018, using the effective interest method, annualized (if applicable) and divided by the average amortized cost basis of the investment.  The annualized effective interest rate and contractual interest rate are presented as of December 31, 2018.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 7:	INVESTMENTS IN DEBT INSTRUMENTS, NET (Cont.)

During the year ended December 31, 2018, the Company recorded an impairment loss of $2.5 million related to its investment in debt instruments as the Company does not believe it’s probable that the it will collect 100% of the contractual cash flows due under the original terms as the issuer is experiencing deteriorating operating performance.  The amount of the impairment was measured by comparing the amortized cost of the real estate debt security to the present value of the expected cash flows based on a probability-weighted measure over a range of potential outcomes discounted at a 12% discount rate.

The following summarizes the activity related to debt investments for the year ended December 31, 2018 (in thousands):

Debt investments, net - January 1, 2018	$17,751
Principal repayment	(4,500)
Deferred interest receivable and interest accretion	59
Accretion of commitment fee, net of closing costs	49
Provision for loss	(2,500)

Debt investments, net - December 31, 2018	$10,859

For the years ended December 31, 2018, 2017 and 2016 interest income from debt investments consisted of the following (in thousands):

	Year ended December 31,
	2018	2017	2016

Contractual interest income (including deferred interest)	$1,910	$1,217	$3,718
Accretion of closing costs and origination fees, net	59	250	17
Interest accretion	49	315	30

Interest income from debt investments	$2,018	$1,782	$3,765

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE

As of December 31, 2018 and 2017, the Company's notes and bonds payable consisted of the following (dollars in thousands):

	Book Value as of December 31, 2018	Book Value as of December 31, 2017	Contractual Interest Rate as of December 31, 2018 (1)	Effective Interest Rate at December 31, 2018(1)	Payment Type	Maturity Date (2)
Richardson Portfolio Mortgage Loan	$36,000	$36,886	One-Month LIBOR + 2.50%	4.85%	Interest Only (3)	11/01/2021
Park Centre Mortgage Loan	8,404	9,877	One-Month LIBOR + 2.25%	4.60%	Principal & Interest	07/01/2019
Burbank Collection Mortgage Loan	10,716	10,958	One-Month LIBOR + 2.35%	4.73%	Principal & Interest	09/30/2019
1180 Raymond Mortgage Loan	30,637	31,000	One-Month LIBOR + 2.25%	4.60%	Principal & Interest	12/01/2019
1180 Raymond Bond Payable	6,280	6,460	6.50%	6.50%	Principal & Interest	09/01/2036
Central Building Mortgage Loan	—	27,600	(4)	(4)	(4)	(4)
424 Bedford Mortgage Loan (5)	23,710	24,282	3.91%	3.91%	Principal & Interest	10/01/2022
KBS SOR (BVI) Holdings, Ltd. Series A Debentures (6)	259,516	278,801	4.25%	4.25%	(6)	03/01/2023
Westpark Portfolio Mortgage Loan (7)	—	85,200	(7)	(7)	(7)	(7)
Crown Pointe Mortgage Loan	51,171	50,500	One-Month LIBOR + 2.60%	4.95%	Interest Only	02/13/2020
125 John Carpenter Mortgage Loan	53,204	50,130	One-Month LIBOR + 1.75% (8)	4.10%	Interest Only	10/01/2022
City Tower Mortgage Loan	89,000	—	One-Month LIBOR + 1.55%	3.90%	Interest Only	03/05/2021
Marquette Plaza Mortgage Loan	50,800	—	One-Month LIBOR + 1.55%	3.90%	Interest Only	06/06/2021
Eight & Nine Corporate Centre Mortgage Loan	43,880	—	One-Month LIBOR + 1.60%	3.95%	Interest Only	06/08/2021
Total Notes and Bonds Payable principal outstanding	663,318	611,694
Net Premium/(Discount) on Notes and Bonds Payable (9)	198	137
Deferred financing costs, net	(8,044)	(8,788)
Total Notes and Bonds Payable, net	$655,472	$603,043
Note payable related to property held for sale, net	(22,845)	-
Total Notes and Bonds Payable, net related to investment property held for investment	$632,627	$603,043

(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2018. Effective interest rate is calculated as the actual interest rate in effect as of December 31, 2018 (consisting of the contractual interest rate and contractual floor rates), using interest rate indices at December 31, 2018, where applicable.

(2) Represents the initial maturity date or the maturity date as extended as of December 31, 2018; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.

(3) Represents the payment type required under the loan as of December 31, 2018. Certain future monthly payments due under this loan also include amortizing principal payments. For more information of the Company’s contractual obligations under its notes and bonds payable, see five-year maturity table below.

(4) On July 17, 2018, in connection with the disposition of the Central Building, the Company repaid the $27.6 million outstanding principal balance due under the Central Building Mortgage Loan.

(5) On January 11, 2019, in connection with the disposition of 424 Bedford, the buyer assumed the mortgage loan secured by 424 Bedford with an outstanding principal balance of $23.7 million.

(6) See “- Debentures Issuance” below.

(7) On November 30, 2018, in connection with the disposition of the Westpark Portfolio, the Company repaid the $84.8 million outstanding principal balance due under the Westpark Portfolio Mortgage Loan.

(8) The 125 John Carpenter Mortgage Loan bears interest at a floating rate of the greater of (a) 2.0% or (b) 175 basis points over one-month LIBOR.

(9) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

During the years ended December 31, 2018, 2017 and 2016, the Company incurred $31.1 million, $37.1 million and $29.2 million of interest expense, respectively. Included in interest expense for the years ended December 31, 2018, 2017 and 2016, was $3.6 million, $4.4 million and $4.3 million of amortization of deferred financing costs, respectively. Additionally, during the years ended December 31, 2018, 2017 and 2016, the Company capitalized $2.6 million, $2.3 million and $2.0 million of interest, respectively, to its investments in undeveloped land.

As of December 31, 2018 and 2017, the Company’s deferred financing costs were $8.0 million and $8.8 million, net of amortization, which are included in notes and bonds payable, net on the accompanying consolidated statements of financial position, respectively. As of December 31, 2018 and 2017, the Company’s interest payable was $5.2 million and $5.1 million, respectively.

The following is a schedule of maturities, including principal amortization payments, for all notes and bond payable outstanding as of December 31, 2018 and 2017 (in thousands):

	December 31
	2018	2017

First year	$102,469	$117,537
Second year	104,070	57,649
Third year	272,311	190,774
Fourth year	127,155	56,639
Fifth year	52,158	127,925
Thereafter	5,155	61,170

	$663,318	$611,694

The following is a schedule of principal amortization payments and interest payments based on undiscounted amounts, for all notes and bond payable outstanding as of December 31, 2018 and 2017 (in thousands):

	December 31
	2018	2017

First year	$133,589	$145,238
Second year	123,708	75,640
Third year	284,029	202,917
Fourth year	132,338	64,565
Fifth year	52,859	132,837
Thereafter	7,585	64,327

	$734,108	$685,524

The Company's notes and bonds payable contain financial debt covenants such as minimum net worth, leverage ratio, unencumbered liquid assets, debt service coverage ratio, liquid assets and debt yield. As of December 31, 2018, the Company was in compliance with all of these debt covenants.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

Debentures Issuance:

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A). On March 1, 2019, the Company paid the first principal installment payment of 194.0 million Israeli new Shekels (approximately $53.6 million as of March 1, 2019).

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants).

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations. As of December 31, 2018, the Company was in compliance with all bond covenants.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

Below is a table showing the changes in notes and bonds payable arising from financing activities for the year ended December 31, 2018 and 2017:

	January 1, 2017	Cash Flows	Foreign Exchange Movement	Other	December 31, 2017
Current Notes and bond payable	$402,153	$(313,419)	$—	$28,802	$117,537
Long-term Notes and bond payable	308,966	23,534	—	(117,144)	215,356
Long-term Debentures	251,811	—	26,991	—	278,801
	$962,930	$(289,885)	$26,991	$(88,342)	$611,694

	January 1, 2018	Cash Flows	Foreign Exchange Movement	Other	December 31, 2018
Current Notes and bond payable	$117,537	$(67,766)	$—	$795	$50,566
Current Debentures	—	—	—	51,903	51,903
Long-term Notes and bond payable	215,356	138,675	—	(795)	353,236
Long-term Debentures	278,801	—	(19,285)	(51,903)	207,613
	$611,694	$70,909	$(19,285)	$—	$663,318

The ‘Other’ column includes the effect of reclassification of non-current and current notes and bonds payable. In addition, in 2017, the Company deconsolidated 353 Sacramento, which resulted in $88,342 of long-term notes payable deconsolidated from the Company’s balance.

NOTE 9:	DERIVATIVE INSTRUMENTS

The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates and foreign currency exchange rate movements. The primary goal of the Company’s risk management practices related to interest rate risk is to prevent changes in interest rates from adversely impacting the Company’s ability to achieve its investment return objectives. The Company does not enter into derivatives for speculative purposes. The Company does not apply hedge accounting for its derivative instruments.

The Company enters into foreign currency options and foreign currency collars to mitigate its exposure to foreign currency exchange rate movements on its bonds payable outstanding denominated in Israeli new Shekels. The foreign currency collar consists of a purchased call option to buy and a sold put option to sell Israeli new Shekels. A foreign currency collar guarantees that the exchange rate of the currency will not fluctuate beyond the range of the options’ strike prices. The foreign currency option consists of a call option to buy Israeli new Shekels.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:	DERIVATIVE INSTRUMENTS (Cont.)

The following table summarizes the notional amount and other information related to the Company’s foreign currency collar and foreign currency option as of December 31, 2018 and 2017. The notional amount is an indication of the extent of the Company’s involvement in each instrument at that time, but does not represent exposure to credit, interest rate or market risks (currency in thousands):

	December 31, 2018		December 31, 2017			Strike Price	Trade Date	Maturity Date
Derivative Instruments	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
Derivative instruments not designated as hedging instruments
Foreign currency collar	1	776,182ILS	—	—	ILS	3.54 - 3.66 ILS - USD	08/20/2018	02/28/2019 (1)
Foreign currency option	—	$—	1	$285,361		3.40 ILS-USD	08/03/2017	08/03/2018

(1) On February 27, 2019, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 776.2 million which expires on August 23, 2019. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.4860 and a sold put option to sell the Israeli new Shekels at 3.6185. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 776.2 million Israeli new Shekels for an amount ranging from $214.5 million to $222.7 million.

The Company enters into interest rate caps to mitigate its exposure to rising interest rates on its variable rate notes payable. The values of interest rate caps are primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general, increases in interest rates, or anticipated increases in interest rates, will increase the value of interest rate caps. As the remaining life of an interest rate cap decreases, the value of the instrument will generally decrease towards zero.

As of December 31, 2018, the Company had entered into two interest rate caps, which were not designated as hedging instruments. The following table summarizes the notional amounts and other information related to the Company’s derivative instruments as of December 31, 2018. The notional amount is an indication of the extent of the Company’s involvement in the instrument at that time, but does not represent exposure to credit, interest rate or market risks (dollars in thousands):

Derivative Instrument	Effective Date	Maturity Date	Notional Value	Reference Rate
Interest rate cap	02/21/2017	02/13/2020	$46,875	One-month LIBOR at 3.00%
Interest rate cap	04/02/2018	03/05/2021	$77,513	One-month LIBOR at 3.50%

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:	DERIVATIVE INSTRUMENTS (Cont.)

The following table sets forth the fair value of the Company’s derivative instruments as well as their classification on the consolidated statements of financial position as of December 31, 2018 and December 31, 2017 (dollars in thousands):

		December 31, 2018		December 31, 2017
Derivative Instruments	Balance Sheet Location	Number of Instruments	Fair Value	Number of Instruments	Fair Value
Derivative instruments not designated as hedging instruments
Interest rate caps	Prepaid expenses and other assets	2	$34	1	$14
Foreign currency option	Prepaid expenses and other assets	—	$—	1	$4,243
Foreign currency collar	Other liabilities	1	$(4,393)	—	$—

The change in fair value of foreign currency options and collars that are not designated as cash flow hedges are recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of profit or loss. During the year ended December 31, 2018, the Company recognized an $8.7 million loss related to the foreign currency option and collars, which is shown net against $18.8 million of foreign currency transaction gain in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 31, 2017, the Company recognized a $11.3 million gain related to the foreign currency option and collars, which is shown net against $26.6 million of foreign currency transaction loss in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 2016, the Company recognized a $3.9 million loss related to the foreign currency collars, which is shown net against $0.9 million of foreign currency transaction gain in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net.

During each of the years ended December 31, 2018 and 2017, the Company recorded an unrealized loss of $0.1 million on interest rate caps, which was included in interest expense on the accompanying consolidated statements of profit or loss.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES

The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value:

a.
Cash and cash equivalents, restricted cash, rent and other receivables, and accounts payable and accrued liabilities: These balances approximate their fair values due to the short maturities of these items.

b.
Debt investments: The Company's debt investments are presented in the accompanying consolidated statements of financial position at its amortized cost net of allowance for impairment. The fair values of debt investments are estimated using an internal valuation model that considers the expected cash flows for the loans, underlying collateral values (for collateral dependent loans) and estimated yield requirements of institutional investors for loans with similar characteristics, including remaining loan term, loan-to-value, type of collateral and other credit enhancements. The Company classifies these inputs as Level 3 inputs.

c.
Notes and bonds payable: The fair values of the Company's notes and bonds payable are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs. The Company’s bonds issued in Israel are publicly traded on the Tel-Aviv Stock Exchange. The Company used the quoted price as of December 31, 2018 for the fair value of its bonds issued in Israel. The Company classifies this input as a Level 1 input.

d.
Derivative instruments: The Company’s derivative instruments are presented at fair value on the accompanying consolidated statements of financial position.  The valuation of these instruments is determined using a proprietary model that utilizes observable inputs.  As such, the Company classifies these inputs as Level 2 inputs.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

e.
Financial assets at fair value through profit and loss: The Company's Whitestone REIT and Franklin Street Properties Corp. real estate equity securities are presented at fair value on the accompanying consolidated statements of financial position. The fair value of Whitestone REIT and Franklin Street Properties Corp. real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies these inputs as Level 1 inputs. As of December 31, 2017, the Company owned 43,999,500 shares of common units of Keppel-KBS US REIT. The fair value measurement of these shares was based on a quoted price in an active market, adjusted for the lack of marketability during the Unit Lockout Periods. The Company utilized inputs, all of which were deemed to be significant, including the quoted stock price, risk-free rate and expected volatility, in determining the value of the shares and the Company notes that the most significant input in its valuation model is the quoted price in an active market. However, as the valuation of the stock is adjusted for the lack of marketability using market-corroborated inputs, the Company categorizes the measurement of such securities as Level 2 inputs. On each of May 8, 2018 and November 8, 2018, 21,999,750 shares of common units of Keppel-KBS US REIT were transferred from Level 2 to Level 1 inputs as a result of the Unit Lockout Periods expiring. The fair value of the Company’s investment in the NIP Joint Venture is determined using a discounted cash flow analysis based on future cash flows of the NIP Joint Venture. The Company classifies these inputs as Level 3 inputs.

The following were the face values, carrying amounts and fair values of the Company's financial instruments as of December 31, 2018 and December 31, 2017, which carrying amounts do not approximate the fair values (in thousands):

	December 31, 2018			December 31, 2017
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial assets:
Debt investments	$13,000	$10,859	$10,859	$17,500	$17,751	$17,386
Financial liabilities:
Notes and bond payable	$403,802	$400,470	$407,449	$332,893	$330,727	$335,212
KBS SOR (BVI) Holdings, Ltd. Series A Debentures	$259,516	$255,002	$255,814	$278,801	$272,316	$296,069

Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

Assets and Liabilities Recorded at Fair Value:

As of December 31, 2018, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$956,747	$—	$—	$956,747
Financial assets at fair value through profit or loss	$75,351	$73,876	$—	$1,475
Asset derivative - interest rate caps	$34	$—	$34	$—
Liability derivative - foreign currency collar	$(4,393)	$—	$(4,393)	$—

As of December 31, 2017, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Recurring Basis:
Investment properties	$834,489	$—	$—	$834,489
Financial assets at fair value through profit or loss	$93,737	$51,922	$38,141	$3,674
Asset derivative - interest rate cap	$14	$—	$14	$—
Asset derivative - foreign currency option	$4,243	$—	$4,243	$—

Investment property is stated at fair value which has been determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions.

The fair value measurement is classified as level 3 in the fair value hierarchy.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

The following main inputs have been used:

Significant assumptions (on the basis of weighted averages) used in the valuations are presented below:

	December 31,
	2018	2017
Investment property:

Multi-Family Residential
Terminal capitalization rate	4.6%	4.6%

Commercial
Terminal capitalization rate	7.0%	6.9%

The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties.

	Increase (Decrease) on the Fair Value due to
	2018		2017
	Decrease of 25 basis	Increase of 25 basis	Decrease of 25 basis	Increase of 25 basis

Commercial
Terminal capitalization rates	$15,800	$(14,500)	$10,800	$(9,900)

Multi-family
Terminal capitalization rates	3,900	(3,600)	4,000	(3,700)

Notes and Bond Payable Sensitivity Analysis:

As of December 31, 2018, the Company was exposed to market risks related to fluctuations in interest rates on $373.8 million of variable rate debt outstanding. As of December 31, 2018, the Company had entered into one interest rate cap with a notional amount of $46.9 million that effectively limits one-month LIBOR at 3.0% effective February 21, 2017 through February 13, 2020 and one interest rate cap with a notional amount of $77.5 million that effectively limits one-month LIBOR at 3.5% effective April 2, 2018 through March 5, 2021. Based on interest rates as of December 31, 2018, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2019, interest expense on the Company’s variable rate debt would increase by $3.5 million or decrease by $3.7 million, respectively.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

Foreign Currency Analysis:

As of December 31, 2018, the Company had entered into one foreign currency collar to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collar expired in February 2019 and had an aggregate Israeli new Shekels notional amount of 776.2 million. The foreign currency collar consisted of a purchased call option to buy Israeli new Shekels at 3.5445 and a sold put option to sell the Israeli new Shekels at 3.6592. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 776.2 million Israeli new Shekels for an amount ranging from $212.1 million to $219.0 million. In February 2019, the collar expired without an exchange of cash.

On February 27, 2019, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 776.2 million which expires on August 23, 2019. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.4860 and a sold put option to sell the Israeli new Shekels at 3.6185. The foreign currency collar is intended to permit us to exchange, on the settlement date of the collar, 776.2 million Israeli new Shekels for an amount ranging from $214.5 million to $222.7 million.

As of December 31, 2018, the Company held 214.7 million Israeli new Shekels ($57.4 million) and 21.8 million Israeli new Shekels ($5.8 million) in cash and restricted cash, respectively. In addition, as of December 31, 2018, the Company had bonds outstanding and the related interest payable in the amounts of 970.2 million Israeli new Shekels ($259.5 million) and 13.7 million Israeli new Shekels ($3.7 million), respectively. Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Based solely on the remeasurement for the year ended December 31, 2018, if foreign currency exchange rates were to increase or decrease by 10%, the Company’s net income would increase or decrease by approximately $18.2 million and $22.2 million, respectively, for the same period. The foreign currency transaction income or loss as a result of the change in foreign currency exchange rates does not take into account any gains or losses on our foreign currency collar as a result of such change, which would reduce our foreign currency exposure.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

As of December 31, 2017, the Company had entered into one foreign currency option, a USD put/ILS call option, to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency option expired in August 2018 and has an aggregate U.S. Dollar notional amount of $285.4 million. The Company has the right, but not the obligation, to purchase up to 970.2 million Israeli Shekels at the rate of ILS 3.4 per USD.

As of December 31, 2017, the Company held 0.2 million Israeli new Shekels ($0.1 million) and 21.8 million Israeli new Shekels ($6.3 million) in cash and restricted cash, respectively. In addition, as of December 31, 2017, the Company had bonds outstanding and the related interest payable in the amounts of 970.2 million Israeli new Shekels ($278.8 million) and 13.7 million Israeli new Shekels ($3.9 million), respectively.

Financial Market Risk Analysis:

As of December 31, 2018, the Company owned real estate equity securities with a book value of $73.9 million. Based solely on the prices of real estate equity securities for the twelve months ended December 31, 2019, if prices were to increase or decrease by 10%, the Company’s net income would increase or decrease, respectively, by approximately $7.4 million.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:	RELATED PARTY TRANSACTIONS

The Parent Company has entered into an advisory agreement with the Advisor. Pursuant to the advisory agreement, the Advisor conducts the Parent Company's operations and manages its portfolio of investments, which investments the Parent Company holds indirectly through the Company. The Parent Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following:

Form of Compensation	Amount
Asset Management Fee
With respect to investments in loans and any investments other than real estate, the Parent Company pays the Advisor a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. With respect to investments in real property, the asset management fee is a monthly fee equal to one-twelfth of 0.75% of the sum of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property, and inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on the Parent Company's proportionate share of the underlying investment, inclusive of its proportionate share of any fees and expenses related thereto.

Acquisition and Origination Fees
The Parent Company pays the Advisor an acquisition and origination fee equal to 1% of the cost of investments acquired, or the amount funded by the Parent Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments.

Disposition Fee
For substantial assistance in connection with the sale of properties or other investments, the Parent Company pays the Advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:	RELATED PARTY TRANSACTIONS (Cont.)

Summarized below are the related-party costs incurred by the Parent Company.  Concurrent with the placement of the bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange (see note 8), an agreement between the Company and the Parent Company came into effect which constitute a back to back agreement to the advisory agreement.

	Incurred
	2018	2017	2016

Expensed
Asset management fees	$8,525	$10,686	$9,628
Reimbursable operating expenses	58	-	-
Disposition fees (1)	2,494	8,352	279

Capitalized
Real estate acquisition fees (2)	3,094	907	2,964
Acquisition fee on debt investment	-	-	250
Acquisition fee on financial assets at fair value through profit or loss	238	429	-

	$14,409	$20,374	$13,121

(1)
Disposition fees with respect to real estate sold are included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss. Disposition fees with respect to the assignment of the Company's debt investment is included in general and administrative expenses in the accompanying consolidated statements of profit or loss.

(2)	Real estate acquisition fees are subsequently included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

As of December 31, 2018, the Company had a $4.5 million due from Owner. In February 2019, the Owner repaid the $4.5 million plus interest of approximately $30 thousand based on a fixed annual interest rate of 4.25%

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES

As of December 31, 2018 and 2017, the Company’s investments in unconsolidated joint ventures were composed of the following:

	December 31
	2018	2017
110 William Joint Venture	$134,192	$116,026
353 Sacramento Joint Venture	51,492	50,869
Investment in joint ventures	$185,684	$166,895

The equity in income of unconsolidated joint ventures for the years ended December 31, 2018, 2017 and 2016 was as follows:

	Year ended December 31,
	2018	2017	2016

110 William Joint Venture	$18,166	$21,663	$13,462
353 Sacramento Joint Venture	(697)	2,467	-

Equity in income of unconsolidated joint ventures	$17,469	$24,130	$13,462

110 William Street Joint Venture:

On December 23, 2013, the Company, through an indirect wholly owned subsidiary, entered into an agreement with SREF III 110 William JV, LLC (the "110 William JV Partner") to form a joint venture, KBS SOR SREF III 110 William, LLC (the "110 William Joint Venture"). On May 2, 2014, the 110 William Joint Venture acquired an office property containing 928,157 rentable square feet located on approximately 0.8 acres of land in New York, New York. Each of the Company and the 110 William JV Partner holds a 60% and 40% ownership interest in the 110 William Joint Venture, respectively. Since decisions regarding some relevant operations and financial policies with respect to the 110 William Joint Venture require approval from both members, the Company has joint control with its partner and accordingly, has accounted for its investment in the 110 William Joint Venture under the equity method of accounting. Contributions are generally allocated based on the members' respective equity interests. Income, losses, and distributions are allocated according to the terms as described in the joint venture agreement (the "waterfall mechanism"). During the years ended December 31, 2018 and 2016, the Company did not receive any distributions related to its investment in the 110 William Joint Venture. During the year ended December 31, 2017, the 110 William Joint Venture made a $58.2 million return of capital distribution to the Company and a $38.8 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinancing done during 2017.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES (Cont.)

Summarized information about the statements of financial position and the statements of profit or loss of KBS SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	December 31
	2018	2017

Current assets	$22,976	$19,467
Non-current assets (investment property)	520,105	480,161
Current liabilities (1)(3)	272,912	6,455
Non-current liabilities (2)(3)	568	260,670

Equity	269,601	232,503

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$134,192	$116,026

(1)
As of December 31, 2018, current liabilities include a first mortgage loan of $207,530, bearing interest at a variable rate of 2.2472% over one-month LIBOR, a senior mezzanine loan of $30,218, bearing interest at a variable rate of 6.25% over one-month LIBOR and a junior mezzanine loan of $30,218, bearing interest at a variable rate of 6.25% over one-month LIBOR, all maturing on March 7, 2019.

(2)
As of December 31, 2017, non-current liabilities include a first mortgage loan of $205,000, bearing interest at a variable rate of 2.2472% over one-month LIBOR, a senior mezzanine loan of $29,850, bearing interest at a variable rate of 6.25% over one-month LIBOR and a junior mezzanine loan of $29,850, bearing interest at a variable rate of 6.25% over one-month LIBOR, all maturing on March 7, 2019.

(3)
On March 7, 2019, the 110 William Joint Venture closed on the refinancing of the 110 William Street Mortgage Loan, 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan. See Note 15 – Subsequent Events – 110 William Refinancing.

	Year ended December 31,
	2018	2017	2016

Revenues	$35,857	$34,223	$31,354
Gross profit	19,296	17,886	14,559
Operating profit *)	54,802	57,714	33,241
Net profit *)	37,099	44,636	27,256

Share of profit from joint venture (Based on the waterfall mechanism)	18,166	21,663	13,462

*) Includes revaluation of investment properties	$35,506	$39,828	$18,682

(1)    The company holds 60% of KBS SOR SREF III 110 William, LLC.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES (Cont.)

353 Sacramento Joint Venture:

On July 6, 2017, the Company sold a 45% equity interest in an entity that owns 353 Sacramento for approximately $39.1 million. As a result of the sale and the operating agreement between the Company and the buyer which agreed joint control, 353 Sacramento was deconsolidated into an investment in joint venture. As a result, the Company recognized $0.7 million loss on deconsolidation during the year ended December 31, 2017.

NOTE 13:	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor (see note 11) for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide these services, the Company will be required to obtain such services from other sources.

Environmental:

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2018. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters:

From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company's results of profit or loss or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 14:	SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME

Operating, maintenance, and management fees:

	Year ended December 31
	2018	2017	2016

Utilities	$6,392	$10,475	$10,871
Repairs and maintenance	14,291	20,167	19,223
Management fees	6,498	9,143	8,732
General and administrative	1,929	2,826	3,080

Operating, maintenance, and management fees	$29,910	$42,611	$41,906

NOTE 15:	SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Disposition of 424 Bedford:

On January 11, 2019, the 424 Bedford joint venture sold 424 Bedford to a purchaser unaffiliated with the Company or the Advisor, for $43.8 million before closing costs and credits (which is close to the book value). In connection with the disposition of 424 Bedford, the buyer assumed the mortgage loan secured by 424 Bedford with an outstanding principal balance of $23.7 million at the time of the sale.

110 William Street Refinancing:

On March 7, 2019, the 110 William Joint Venture closed on refinancing of the 110 William Street existing loans (the “Refinancing”). The 110 William Joint Venture repaid $268.0 million of principal related to the existing 110 William Street loans. The Refinancing is comprised of a mortgage loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $261.4 million, which is secured by 110 William Street (the “110 William Street Mortgage Loan”) and a mezzanine loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $87.1 million (the “110 William Street Mezzanine Loan”). The 110 William Street Mortgage Loan is comprised of a senior mortgage loan of $215.5 million (the “Senior Mortgage Loan”) and an amended and restated building loan of $45.9 million (the “Building Loan”) to be use for future tenant improvements, leasing commissions and capital expenditures.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 15:	SUBSEQUENT EVENTS (Cont.)

The 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan mature on April 9, 2021, with three one-year extension options. The 110 William Street Mortgage Loan bears interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR. The 110 William Street Mezzanine Loan bears interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR. The 110 William Joint Venture entered into an interest rate cap that effectively limits one-month LIBOR at 3.75% on $348.5 million, effective March 7, 2019 through March 15, 2021. The 110 William Street Mortgage Loan has monthly payments that are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The 110 William Joint Venture has the right to prepay the loans at any time in whole, but not in part, subject to a prepayment fee if prepaid prior to May 9, 2020 and subject to certain other conditions contained in the loan documents. At closing, $210.8 million of the Senior Mortgage Loan and $70.3 million of the 110 William Street Mezzanine Loan was funded with $4.7 million of the Senior Mortgage Loan, $45.9 million of the Building Loan and $16.8 million of the 110 William Street Mezzanine Loan available for future funding, subject to certain terms and conditions contained in the loan documents.

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